                       REAL ESTATE MORTGAGE, SECURITY AGREEMENT
                                  AND FIXTURE FILING


    THIS REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (the "Instrument") is made this ______ day of January, 1996, between THE O'BOISIE CORPORATION, whose address is 1111 West 22nd Street, Suite 640, Oakbrook, Illinois 60521, (the "Borrower"), and KEEBLER CORPORATION, a Delaware corporation, whose address is 766 Larch Avenue, Elmhurst, Illinois 60126 (the "Lender").

    WHEREAS, Borrower is indebted to Lender in the principal sum of EIGHT MILLION & 00/100 DOLLARS ($8,000,000.00), which indebtedness is evidenced by Borrower's Secured Note of even date, together with any and all substitutions, renewals, replacements or modifications which, in each instance, shall be payable to the order of Lender (the "Note"), bearing interest at the rate of interest set forth therein providing for the payment of principal and interest;

    TO SECURE TO LENDER (i) the repayment of the indebtedness evidenced by the Note, together with interest thereon, and all renewals, extensions and modifications thereof, (ii) the performance of the covenants, agreements and obligations of Borrower herein contained, and all renewals, extensions and modifications hereof, and (iii) the performance of all obligations of Borrower under any and all other instruments and documents given to evidence or further secure the obligations provided for herein, and all renewals, extensions and modifications thereof, and on account of all of the foregoing Borrower does hereby MORTGAGE and WARRANT to Lender, its successors and assigns, all of Borrower's estate, right, title and interest in, to and under the following described property, whether now owned or hereafter held or acquired:

    (i) That certain parcel of real property described in EXHIBIT A, attached hereto and made a part hereof;

    (ii) All buildings, improvements, structures and tenements now situated or hereafter erected on said real property, all heretofore or hereafter vacated alleys and streets abutting the property, all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the real property;

    (iii) All fixtures and all machinery, equipment and inventory which are to become fixtures, including but not limited to, the heating, cooling and ventilating systems, lighting and electrical systems and fixtures, floor coverings, wall coverings, window coverings, ceiling title and systems, windows, doors,


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locks, plumbing systems and fixtures and any and all replacements thereof, now or at any time acquired by Borrower and located in, on or about the real property and used or intended to be used in connection therewith;

    (iv) All rentals, revenues, payments, repayments, deposits, income, charges and moneys derived from the use, lease, sublease, rental or other disposition of the property and the proceeds from any insurance or condemnation award pertaining thereto;

    (v) All rights in all construction and architectural contracts for the improvements and Borrower's rights in the plans and specifications with respect thereto; and

    (vi) All permits and licenses of all governmental or regulatory authorities or of any persons, corporations, partnerships, trusts or other entities, used or intended to be used in connection with the real property.

    All of the property described in the foregoing subparagraphs, including all proceeds and products thereof, and all replacements, additions and accessions therefor and thereto, shall be deemed to be and remain a part of the real property covered by this Instrument; and all of the foregoing, together with said real property, are herein collectively referred to as the "Property."

    In addition to any other debt and obligation secured hereby, this Instrument shall secure unpaid balances of advances made for the payment of taxes, assessments, insurance premiums, and other costs incurred for the maintenance and protection of the Property including, without limitation, any costs incurred in connection with any appropriate environmental tests, inspections and, if necessary, remediation.

    Borrower covenants, warrants, represents and agrees as follows:

   1. PAYMENT OF OBLIGATIONS. Borrower shall promptly pay when due the principal and interest on the indebtedness evidenced by the Note, any late charges, prepayment premiums or other sums required to be paid by the Note, and all other sums secured by this Instrument.

   2. WARRANTIES. Borrower warrants that its has the right to mortgage, convey, grant and assign the Property, that this Instrument is and will remain a valid and enforceable first lien on the Property, and that Borrower shall cooperate to preserve it's fee interest in the Property, and will forever warrant and defend validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Borrower further warrants that
(i) Borrower has full power and authority to consummate the transactions contemplated hereby and perform its


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obligations under this Instrument, the Note and any other documents given to evidence or further secure the obligations provided for herein; and (ii) the execution and delivery by Borrower of this Instrument, the Note, and any other documents given to evidence or further secure the obligations provided for herein do not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument or document to which Borrower is a party or by which it may be bound or affected.

   3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender from Borrower under the Note or this Instrument shall be applied by Lender in the following order of priority: (i) interest payable of advances made pursuant to paragraph 20 hereof, (ii) principal of advances made pursuant to paragraph 20 hereof, (iii) interest payable on the Note, (iv) principal of the Note, and (v) any other sums secured by this Instrument in such order as Lender, at Lender's option, may determine.

   4. TAXES AND IMPOSITIONS. Borrower agrees to pay, at least ten (10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation, service payments in lieu of real property taxes, non-governmental levies or assessments such as maintenance charges, sewer user charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof (all of which taxes, assessments and other charges of like nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of Borrower be paid, in installments, Borrower may pay the same together with any accrued interest on the unpaid balance of such Impositions in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Upon Lender's written request, Borrower shall promptly furnish to Lender receipts evidencing such payments.

   5.    INTENTIONALLY OMITTED.

   6. INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured by financially sound and responsible carriers authorized to do business in Indiana against loss by fire, hazards included within the term "all risks of physical loss", rent loss and such other hazards, casualties, liabilities and contingencies in such amounts, for such periods, and under such standard policies as are consistent with amounts insured by prudent business persons


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engaged in similar business and owning similar property.  All premiums on insurance policies shall be paid by Borrower making payment, when due, directly to the carrier. Upon Lender's request, all insurance policies and renewals thereof shall include a standard mortgage clause in favor of and in form acceptable to Lender. Upon Lender's request, Borrower shall furnish copies of all policies, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of a policy, Borrower shall deliver to Lender a renewal policy in form satisfactory to Lender.

    In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph 6 shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender's option, (i) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoration or repair of the Property, or (ii) to apply the balance of such proceeds to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in paragraph 3 hereof.

    If the insurance proceeds are held by Lender to reimburse Borrower for the cost of restoration or repair of the Property, the Property shall be restored to the equivalent of its original condition on the date hereof. Lender may, at Lender's option, condition disbursement of said proceeds on Lender's approval of
(i) plans and specifications for the restoration which shall be prepared by an architect satisfactory to Lender, (ii) contractor's cost estimates,
(iii) architect's certificates with respect to the progress and status of reconstruction, (iv) waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs as Lender may request, (v) the percentage of completion of construction, (vi) the Borrower's application of payments, and (vii) the satisfactory discharge or bonding of such liens as Lender may require. If the insurance proceeds are applied to the payment of the sums secured by this Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments required under the Note or change the amounts of such installments. If Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

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   7.    CONDEMNATION.  Borrower shall immediately notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or any part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Lender shall have the right, and Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking; provided, however, that nothing contained in this Paragraph 7 shall require Lender to incur any expenses or take any action hereunder. Borrower hereby assigns to Lender all rights of Borrower in and to the proceeds of any award, payment or claim for damages, direct or consequential, in connection with any such condemnation or other taking, whether direct or indirect, of the Property, or any part thereof, or for conveyances in lieu of condemnation.

    Any such awards, payments, proceeds or damages, or portion thereof to which Borrower is entitled shall, after the deduction of Lender's expenses incurred in the collection of such amounts, at the election of Lender, (i) be applied to the reconstruction, restoration or repair of the Property in compliance with all applicable legal requirements, or (ii) be applied to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in paragraph 3 hereof, with the balance, if any, to Borrower.
Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Lender may require.

   8. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (i) shall not commit waste or permit impairment or deterioration of the Property and shall not abandon the Property, (ii) shall reconstruct, restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition on the date hereof, in the event of any damage, injury or loss thereto, whether or not insurance proceeds or condemnation awards or damages are available or adequate to cover, in whole or in part, the costs of such reconstruction, restoration or repair, (iii) shall keep the Property and any fixtures, equipment, machinery and appliances on the Property in at least the same order and condition as on the date hereof, (iv) except with respect to non-compliance as of the date hereof, shall comply with all zoning, building, health and environmental laws, ordinances and regulations, and all other laws, regulations and requirements of any governmental body or agency having jurisdiction over the Property, or the use and occupancy thereof by Borrower, and (v) except with respect to non-compliance as of the date hereof, shall comply with all covenants and agreements of record affecting the Property.

Neither Borrower nor any other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property without the prior written consent of Lender.

   9. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not initiate, approve, participate in or acquiesce to any change in or modification to the zoning in effect for the Property or any portion thereof unless Lender shall consent to such action.

  10. LIENS. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. In the event a mechanic's lien shall be filed against the Property, Borrower shall cause same to be satisfied or bonded off within forty-five (45) days after the filing thereof. Without Lender's prior written consent, Borrower shall not create, suffer, permit or allow any statutory lien or other lien or encumbrance inferior or superior to or having parity with this Instrument to be created or perfected against the Property. Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby.

  11. INSPECTION AND ADDITIONAL DOCUMENTATION. With reasonable notice to Borrower, Lender may make or cause to be made reasonable entries upon and inspections of the Property to assure compliance with the terms of this Instrument.

  12. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated herein, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

  13. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER. In the event Borrower shall, directly or indirectly, sell, transfer, assign, convey, mortgage, lease substantially in its entirety or otherwise dispose of the Property, or any part or parts thereof, or any legal or equitable interest therein, including disposition by land installment contract, or in the event there shall occur any changes, direct or indirect, in the ownership or control of Borrower, Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable, and Lender may invoke any default


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remedies permitted by this Instrument, the Note or any other documents delivered by Borrower to Lender in connection herewith.

  14.    INTENTIONALLY OMITTED.

  15. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. In addition to being a mortgage, this Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the state wherein the Property is located, for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants to Lender a security interest in said items. Borrower agrees that Lender may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement filed as a fixture filing with respect to all items constituting a part of the collateral which are or are to become fixtures related to the Property, in accordance with I.C. 26-1-9-402(6). The information required under I.C. 26-1-9-402 is set forth in other provisions of this Instrument. Borrower is the record owner of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements which Lender may require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in this Instrument as to such items. In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Property, separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided in this Instrument.

  16.    INTENTIONALLY OMITTED.

  17. ENVIRONMENTAL COMPLIANCE. From and after the date hereof, Borrower agrees that it shall not cause or permit any hazardous material to be placed on or in the Property in violation of applicable law. Borrower will not cause or permit


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the use of the Property or any parcel adjacent thereto as a dump site or storage site for hazardous materials, nor will Borrower cause or permit any contamination on any part of the Property or any adjacent parcel.

    Borrower hereby covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, cost (including attorneys' fees), liability, damage or expense whatsoever incurred by Lender for environmental matters which are a primary result of Borrower's acts or activities occurring on or after the date hereof. The Borrower's obligations to protect, defend, indemnify and hold Lender harmless, as set forth herein, shall survive the payment of the indebtedness secured hereby and any release of this Instrument.

  18. ACCELERATION IN CASE OF BORROWER'S INSOLVENCY. If Borrower shall voluntarily file a petition under the Federal Bankruptcy Code, as such Code may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceedings admitting insolvency, failure or inability to pay debts, or if Borrower shall fail to obtain a vacation or stay within sixty (60) days after the filing thereof of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower, or if pursuant to the Federal Bankruptcy Code an order for relief shall be entered against Borrower, or if a trustee or receiver shall be appointed for Borrower or Borrower's property or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Borrower shall make an assignment for the benefit of Borrower's creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) days, then all of the sums secured by this Instrument shall, at Lender's option, become and be immediately due and payable without prior notice to Borrower and without the need for any declaration or other action by Lender or any other party, and Lender may invoke any remedies permitted by paragraph 19 of this Instrument. Any attorney fees and other expenses incurred by Lender in connection with Borrower's bankruptcy or any of the other aforesaid events, which fees and expenses shall be additional indebtedness of Borrower secured by this Instrument to the extent permitted by law.

  19. ACCELERATION; REMEDIES. Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, including, but not limited to, the covenants to pay when due any sums secured by this Instrument, or upon Borrower's breach of any covenant or agreement in any other instrument or document executed by Borrower to further secure the repayment of the Note, Lender at Lender's option may declare all of the sums secured by this Instrument to be immediately due and payable without further

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demand and may foreclose this Instrument by judicial proceeding and may invoke any other remedies permitted by applicable law or provided herein. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, attorney fees, costs of documentary evidence and title reports, and, subject to Paragraph 17 herein, environmental tests, inspections and, if necessary, remediation.

    No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now hereafter existing at law or in equity or by statute. Such remedies may be exercised concurrently, independently, or successively in any order whatsoever.

  20. PROTECTION OF LENDER'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then, at Lender's option, Lender may make such appearances, disburse such sums and take such actions as Lender deems necessary, in its sole discretion, to protect Lender's interest herein, including, but not limited to, (i) disbursement of attorney fees, (ii) entry upon the Property to make repairs or to conduct any appropriate environmental tests and inspections or to perform any necessary remediation, (iii) procurement of satisfactory insurance, and (iv) payment of Impositions.

    Any amounts disbursed by Lender pursuant to this paragraph 20, together with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at a rate equal to the default rate of interest set forth in the Note. Nothing contained in this paragraph 20 shall require Lender to incur any expense or take any action hereunder.

  21. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns, without liability on Lender's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the indebtedness evidenced by the Note or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, agree with Borrower, in writing, to modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security,

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reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note. Any actions taken by Lender pursuant to the terms of this paragraph 21 shall not affect the obligation of Borrower, or Borrower's successors or assigns, to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorney fees as may be incurred, at Lender's option, for any such action if taken at Borrower's request.

  22. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.

  23. ESTOPPEL CERTIFICATE. Borrower shall, within ten (10) days of written request from Lender, furnish Lender with a written statement, duly acknowledge, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of Borrower under the Note and this Instrument.

  24. NOTICE. Except for any notice required under applicable law to be given in another manner, any notice to Borrower provided for in this instrument shall be given by (i) personal delivery, (ii) mailing such notice by registered or certified mail, return receipt requested, or (iii) recognized overnight courier, addressed to Borrower at Borrower's address set forth in the original paragraph hereof, or at such other address as Borrower may designate by notice to Lender as provided herein, and any notice to Lender shall be given by (i) personal delivery (ii) mailing such notice by registered or certified mail, return receipt requested, or (iii) recognized overnight courier, to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Instrument and sent by registered or certified mail shall be deemed to have been given two (2) days following the proper mailing of such notice, and if sent by overnight courier, it shall be deemed to have been given one (1) day following the proper mailing of such notice.

  25. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of paragraph 13 hereof. This Instrument, and any instrument or documents made in connection herewith, may be assigned by the Lender without notice to or the consent of Borrower or any other party. All covenants and agreements of Borrower shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

  26. GOVERNING LAW; SEVERABILITY. This Instrument shall be construed under and governed by the law of the state wherein the Property is situated. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect any other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable.

  27. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument. Notwithstanding the foregoing, nothing in this paragraph is intended to constitute a waiver of Borrower's and Lender's rights under I.C. 32-8-16-1.5, it being agreed that the parties may mutually consent to such waiver in a separate subsequent writing.

  28. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

  29.    LIMITATION OF LIABILITY.      Lender shall look solely to Borrower's
interest in the Property for the recovery of any monetary or other judgment against Borrower in connection with the Note, this Instrument or any other document executed in connection herewith (collectively, the "Loan Documents"), it being agreed that Borrower and any entity or person having any interest, direct or indirect, in Borrower shall not be personally liable for the payment of any sums due or the performance of any obligations under the Loan Documents, except as provided herein, and provided that such limitation of liability shall not constitute a waiver of any obligation evidenced by the Loan Documents, nor release or impair the Note or the lien of this Instrument. Borrower shall be personally liable (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities) for any actual loss (but not any consequential loss), cost (including reasonable attorneys' fees) or liability of Lender as a result of any of the following:
(i) commission of any act of fraud in connection with the transactions contemplated by the Loan Documents; (ii) failure to pay any taxes assessed or payable with respect to the Property; (iii) commission or the suffrage of any waste with respect to the Property, (iv) failure to indemnify Lender for any damages Lender may sustain as a result of any adverse environmental condition existing at the Property (except to the extent any such damage existed during Lender's prior ownership of the Property or is caused by Lender after taking possession of the Property by foreclosure or deed in lieu of foreclosure); or
(v) misappropriation of insurance proceeds or condemnation awards.


    PROVIDED, however, that these presents are upon the condition that if the Borrower shall well and truly pay to Lender, its successors and assigns, the total of the indebtedness secured hereby, and shall fully keep and perform all of the conditions, covenants and agreements to be kept and performed by Borrower under this Instrument, then this Instrument shall be void; otherwise to remain in full force and virtue in law and equity forever.

                        [Signature Page Immediately Following]

    IN WITNESS WHEREOF, the said Borrower hereunder duly authorized, has caused this Instrument to be executed.

                             THE O'BOISIE CORPORATION


                             By:
                                --------------------------------
                             Name:
                             Title:
ATTEST:


By:
   ---------------------------
Name:
Title:

STATE OF __________  )
                     )SS:
COUNTY OF _________  )


    Before me, a Notary Public in and for said County and State, personally appeared ________________ and ______________, by me known and by me known to be the _______________________ and ___________________, respectively, of The
O'Boisie Corporation, who acknowledged the execution of the foregoing "Real Estate Mortgage, Security Agreement and Fixture Filing" on behalf of said corporation.

    Witness my hand and Notarial Seal this ________ day of January, 1996.


                        -------------------------
                        Notary Public
                        -------------------------
                        (Printed Signature)

My Commission Expires:
                       --------------------
My County of Residence:
                        -------------------
















This instrument prepared by and after recording return to:

Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attn: Dawn E. Goldberg, Esq.

                                     EXHIBIT "A"

                                  LEGAL DESCRIPTION




Tract 1

A part of the southeast quarter of Section 28, Township 27 North, Range 12 East, beginning with the east right-of-way line of the Nickel Plate Railroad intersects the south line of said section, thence east on the section line a distance of 264 feet thence north a distance of 200 feet, thence east a distance of 136 feet, thence north on a line parallel with the east line of said railroad right-of-way a distance of 700 feet, thence west to the east line of said railroad right-of-way a distance of 400 feet, thence south along the east line of said railroad right-of-way a distance of 900 feet to the place of beginning, containing approximately 7.65 acres, more or less.

Tract 2

Part of the south half of Section 28, Township 27 North, Range 12 East, Lancaster Township, Wells County, Indiana, and being more particularly described as follows: Commencing at the point where the centerline of the Norfolk & Southern Railroad intersects with the centerline of State Road 116, which is also the south line of Section 28, Township 27 North, Range 12 East; thence east on and along said south line of Section 28 a distance of 568.0 feet to a point; thence in a northerly direction on the east property line of King property a distance of 200.0 feet to a steel rod for the place of beginning; thence west (which is parallel to the south line of said Section 28) a distance of 128.0 feet to a point; thence north (which is parallel to the east right-of-way line of the Norfolk & Southern Railroad) a distance of 700.0 feet to a point; thence west (which is parallel to the south line of said Section 28) a distance of
400.0 feet to a point on the east right-of-way line of the Norfolk and Southern Railroad; thence north on and along said east line of said railroad a distance of 200.0 feet to a point; thence east (which is parallel to the south line of Section 28) a distance of 528.0 feet to a point; thence south and parallel to the east right-of-way line of the Norfolk & Southern Railroad a distance of
900.0 feet to the place of beginning, containing 4.48 acres, more or less.

Tract 3

Part of the southeast quarter of Section 28, Township 27 North, Range 12 East, Lancaster Township, Bluffton, Indiana, described as follows: Starting at the southeast corner of said southeast quarter found per record witness; thence westerly 2277.36 feet along the south line of said southeast quarter to a P.K. nail set, which shall be the place of beginning, thence continuing westerly
132.0 feet along the south line of said southeast quarter to a P.K. nail set; thence northerly, deflecting right 89 degrees 40 minutes, 200.0 feet to a pipe stake found; thence easterly, deflecting right 90 degrees 20 minutes, 132.0 feet parallel with the south line of said southeast quarter to a 5/8" rebar stake set; thence southerly, deflecting right 89 degrees 40 minutes, 200.0 feet to the place of beginning, containing 0.61 acres, more or less.






                                         A-2